UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

nCoat, Inc.

(FORMERLY TYLERSTONE VENTURES CORPORATION)

(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): May 16, 2007

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(Address of principal executive offices)

Registrant's telephone number, including area code     (336) 447-2000

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

As reported by the Company in a report and filed with the SEC on November 3, 2006 and a second report filed on January 17, 2007, certain Convertible Debentures, in the aggregate amount of $2,250,000 were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder. In addition to those reported debentures, the Company has received $700,000 in funds to be classified as of the date of this report as a liability for subscription for securities which will also be issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 4.01.  Change in Company's Certifying Accountant

Effective as of February 14, 2007, the Company dismissed Madsen & Associates, CPA's, Inc. (“Madsen”) as the Company's certifying public accountant. Additionally, effective as of February 14, 2007, the Company engaged Hansen Barnett & Maxwell, P.C., as the Company's certifying public accountant.

Madsen reported on the Company's consolidated financial statements for the years ending August 31, 2005 and August 31, 2006, and reviewed the Company's unaudited condensed consolidated financial statements for the quarterly period ended November 30, 2006. For these periods and up to February 14, 2007, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit report of Madsen dated September 28, 2006, on the Company's consolidated financial statements as of August 31, 2006, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company's ability to continue as a going concern without raising additional working capital. Additionally, the audit report of Madsen dated September 29, 2005, on the Company's consolidated financial statements as of August 31, 2005, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company's ability to continue as a going concern without raising additional working capital.

There were no reportable events (as defined in the Regulation S-B Item 304(a)(1)) during the year ended August 31, 2005, August 31, 2006, or the subsequent interim periods through February 14, 2007.

The Company has provided Madsen with a copy of the foregoing disclosure, and has received from Madsen stating that they agreed with the statements made above by the Company.

No consultations occurred between the Company and Hansen, Barnett & Maxwell during the two most recent fiscal years and any subsequent interim period prior to Hansen, Barnett & Maxwell's appointment as the Company's independent registered public accounting firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1) of Regulation S-B, as the case may be.

Item 5.03 Change in Company’s Fiscal Year

To the extent applicable, the information provided under Item 8.01 below is incorporated herein by reference.

Item 8.01. Other Events

Description of Business and Properties

nCoat History

Overview

nCoat, Inc., was incorporated as Tylerstone Ventures Corporation (“Tylerstone”) under the laws of the state of Delaware on September 24, 1998, with authorized common stock of 25,000,000 shares at a par value of $.001. Tylerstone was formed to develop a commercially profitable mining claim, including phases of data acquisition, aerial photograph interpretation, base map preparation, prospecting and report writing, as described in the appropriate periodic reports filed by the Company with the United State Securities and Exchange Commission (the “Commission”).

In the fall of 2006, the Tylerstone management began discussions with the management of an entity then named nCoat, Inc. These discussions and eventual negotiations considered the possible mutual interest between the parties for significant economic business opportunities. As a step in anticipation of the merger, the original nCoat, Inc., changed its name to nCoat Automotive Group, Inc. (“nCoat Auto”).

On February 3, 2007, Tylerstone entered into Share Exchange Agreement (the “Agreement”) with nCoat Auto for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange for new shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”).

On February 14, 2007, the parties to the Agreement completed the final steps of that Agreement (the “Closing”) as contemplated by the Agreement. Pursuant to the terms of the Agreement, the Company acquired 11,554,545 shares of nCoat Auto Common Stock from all shareholders of nCoat Auto which represented 100.0% of the issued and outstanding shares of nCoat Auto Common Stock, in exchange for 2,542,000 pre-spilt shares of Company Common Stock, which represents 57.75% of the issued and outstanding shares of Company Common Stock. As a part of the Agreement, existing shareholders of the Company returned and the Company cancelled 750,000 outstanding pre-spilt shares of Company Common Stock for no consideration. Within a few days of the formal closing, the Company’s forward 20:1 split of the Common Stock was recognized by NASDQ

In connection with the Closing, Tylerstone changed its name to nCoat, Inc. As used in this report, the terms, “nCoat,” “Company,” and “Registrant” means nCoat, Inc., and its subsidiaries, taken as a whole, unless the context indicates otherwise. The historical financial information contained herein, prior to the Closing refers to the historical financial information of the original nCoat, Inc (nCoat Auto)

Background and History of nCoat Auto and its Operating Subsidiaries and Affiliates

Following the Closing, the Company changed its operations to those of nCoat Auto. As such, the discussions of the business of the Company in this Report include the new business focus as described below. Although the Company still holds title to the mineral claim in which it was previously undertaking its pre-exploration process, the Company has suspended its previous business activities and has determined that it is in the best interest of the Company to give up all rights to the mining claims.

nCoat specializes in nanotechnology research, licensing, and the commercialization, distribution and application of nano-formulated, as well as traditional, surface coatings. The Company’s specialized coatings are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance. Operations are headquartered in Whitsett, North Carolina along with its largest production facility. In addition, the Company maintains satellite production facilities in Oklahoma City, Oklahoma, Chandler, Arizona and Bluffdale, Utah. As previously reported by the Company, it has historically had franchise agreements in France, New Zealand and Australia under which the Company has sold a minimal volume of its coatings to the franchisees. As of the date of this report, the franchise agreements in Australia have been terminated either by the expiration of the original term of the franchise agreement or due to the closure of the franchisee’s business there. The Company is evaluating restructuring the relationships with the operations in New Zealand and France.

The original nCoat, Inc (nCoat Auto) operated as an unincorporated association from September 25, 2004, until January 2005 when it was incorporated in Delaware. nCoat Auto was a development stage enterprise until it completed the acquisition of High Performance Coatings, Inc. (HPC) in September 30, 2005. In May 2006, nCoat Auto formed nTech, Inc. (nTech, a Delaware corporation that is a wholly-owned subsidiary, designated to develop and hold proprietary intellectual property for the group..

Since inception, nCoat Auto has focused its resources on the following areas, which have become the focus of the Company following the Closing:

1) Develop proprietary nanotechnology coatings formulations into commercially viable nano-formulated coatings and materials products.

2) Fund the acquisitions of profitable high performance coatings (surface treatment) companies in a highly fragmented cottage industry and to provide operating and expansion capital for growth of those acquisitions.

3) Exploit the organic growth prospects in nCoat Auto’s first acquisition, High Performance Coatings, Inc. (“HPC”) (see discussion below), and in all future acquisitions.

4) Provide a corporate structure for the daily management of all companies, interests, and stock held by nCoat, including preparation of all accounting and finance, operations, information, marketing, sales, human resource, management and other systems and process to support transition and integration of an aggressive acquisition strategy

4) Create competitive diversification by incorporating a “distributed” production model into the specialty coatings industry that is currently rare in the high performance coatings arena.

5) Create competitive diversification by incorporating a “licensing” model into the Company's business plans. This licensing will allow nCoat to provide other applicators with its coatings.

6) Provide a corporate structure for the daily management of all companies, interests, and stock held by nCoat and its subsidiaries, including preparation of all accounting and finance, operations, information, marketing, sales, human resource, management and other systems and process to support transition and integration of an aggressive acquisition strategy

7) nCoat will operate nTech and High Performance Coatings, Inc., and other future acquisitions to develop, integrate and sell commercially viable proprietary nano-formulated and traditional coatings products.

In preparation for achieving rapid growth through acquisitions and internal growth of existing operating entities, nCoat Auto had an abnormally high level of one-time expense and capital expenditures in 2006 as reflected in the financial statements reported herein. It added facilities, personnel, systems and processes to support business growth and acquisition activities. Details of these expenses are discussed in the Management Analysis and Discussion herein.

In September 2005, nCoat Auto acquired HPC, a 23-year old Oklahoma company that has specialized in thermal barrier, corrosion resistant, lubritic and appearance high performance coatings for the motor sports and other industries. Building on these race car roots, nCoat Auto has expanded HPC’s market-base beyond coating specialized engines and exhaust systems, to include corporate accounts of manufacturers of commercial trucks, recreational vehicles, defense applications, motorcycles, aerospace components, aviation parts, oil and gas industry suppliers, energy producers and other sophisticated users, while continuing to provide coatings and services to the after-market customer.

nCoat’s management and science advisors and HPC’s management have determined that many of the coatings produced and used by the Company could be reformulated and patented into nano-formulated coatings, creating more efficient and effective coatings than currently produced by the industry. nTech has developed trade secret formulations using nano-scale particles to enhance the performance of its coatings. Currently, nCoat has applied for five patents on its newly nano-formulated coatings and processes which are unique and novel to the industry. nCoat has over 1,500 customers presently being served by over 130 employees.

Description of Nanotechnology

According to the National Nanotechnology Initiative (“NNI”) office, nanotechnology is defined as follows:

“Nanotechnology is the understanding and control of matter at dimensions of roughly 1 to 100 nanometers, where unique phenomena enable novel applications. Encompassing nanoscale science, engineering and technology, nanotechnology involves imaging, measuring, modeling, and manipulating matter at this length scale.

At the nanoscale, the physical, chemical, and biological properties of materials differ in fundamental and valuable ways from the properties of individual atoms and molecules or bulk matter. Nanotechnology R&D is directed toward understanding and creating improved materials, devices, and systems that exploit these new properties.”

(http://www.nano.gov/html/facts/whatIsNano.html)

nCoat’s collective post-acquisition technologies are well defined by this explanation. The coatings industry is a long-established and vast market with multiple competitors. In the fragmented high performance coatings sector, very few of these companies have developed and are utilizing nanotechnology in their commercialized formulations and processes. nCoat products incorporate traditional macronized and micronized scale (reference to the measurement scale of a product source material, chemical reaction and/or structure after configuration) products and new nano-scale products with distinctly novel properties and functionality. Such products may be formulated with nano-scale particulates and processes, creating and exploiting nano-level reactions and interactions, thus impacting existing molecular structures.

The Coatings Industry

The general global coatings industry is a long-established, $30 billion market with multiple competitors. The commodity coatings market segment which encompasses more than 85% percent of the market includes those coatings that are typically within the paint, varnish, sizing, primers and other metal pre-treatments and the like. This segment has been dominated by large multi-national companies. These companies include Akzo Nobel Coatings, PPG Industries, Sherman-Williams, ICI Paints, DuPont Coatings & Color Technologies Group, BASF Coatings AG, SigmaKalon Group BV, Valspar Corp., Nippon Paint Co. Ltd., Kansai Paint Co., and Ltd. RPM, Inc., making up the top ten in annual revenues.

The competition in the high performance coatings industry, a market segment of more than $3.7 billion in annual revenues, is characterized by hundreds of small privately owned coatings companies with market share in several market segments. Most of the US firms are small, local or regional applicators, with many that use supplied third-party coatings. No single company dominates the marketplace. This is especially true in the automotive original equipment manufacturers (“OEM”) and aftermarket industries. Resulting from the relative small size of competitors in this market space, there is little product research and innovation and even less production innovation. HPC excels because of its research and engineering expertise. HPC is one of fewer than a dozen companies that could be considered large enough to be known nationally.

There is a strategic acquisition opportunity resulting from these market dynamics. nCoat expects to search for, complete due diligence on and acquire other coatings companies that (i) a customer base that includes enterprise level customers in a mature market, (ii) enjoy strong and stable market presence in a primary market targeted by nCoat, (iii) are profitable, (iv) have a market presence similar to HPC, and (v) have an existing product mix whose performance and functionality can be significantly improved by the integration of nanotechnology know-how. nCoat believes that there is exceptional opportunity for creation of a dominant company in this coatings industry sector.

Company’s Product and Service Focus

As previously stated, nCoat has developed multiple high performance coating products using proprietary chemical formulations for coating metallic, ceramic fabric and multiple other materials. These coatings provide functionality that currently solves costly problems in many industries that arise from technology advances. Key emerging problems to be solved by these coatings include: (i) high heat generated by higher speeds of machines, (ii) tensile strength and heat resistance of new composite materials, (iii) corrosion and abrasion occurring in new areas of exploration (space, high altitude, water, and other extreme temperature conditions), (iv) degradation of common metals from high acidic and heat conditions to meet new, aggressive federal pollution restrictions, (v) abrasion created by miniaturization through computerization, and (vi) materials degradation from high speed manufacturing systems causing heat and binding.

While nCoat’s traditional high performance coating products will continue to be sold, the Company will focus in the near term on adding disruptive proprietary nanotechnology products developed at nTech to create highly differentiated market advantages, revenue and stronger margins.

nCoat management has identified key nano-scale particulates and processes that produce previously unknown and unexploited properties for use in multiple markets. nCoat management sees an emerging opportunity to use nano-formulated coatings and processes in mature industries. In particular, using recent nanotechnology developments, nano-formulated coating products can be formed with superior binding, penetration, preservation and other commercially beneficial qualities. The following simplified graphical representation may be helpful in understanding the impact of nano-sized particulates in the coating:

The process of continual development of formulas has recently included a proprietary combination of the traditional coatings and the nano-formulated coatings to create a promising conglomeration, not unlike everyday concrete which has cement, sand, and gravel - three different sized particles which, on a vastly smaller scale, will add unique enhanced performance yet unseen in the marketplace.

nCoat’s Business Strategy

The Company is committed to providing high quality, innovative, high-performance products, responsive service and competitive prices in the niche market of high performance coatings. Our goal is to become the industry leader and the leading innovator of nano-scale products in this sector. nCoat’s principal business strategy includes the following components:

Acquisitions.  The Company anticipates that it will identify specific target companies for acquisition in the fragmented industry that will add value beyond the purchase price in the integration of complementary business to create a synergistic market presence. While HPC has been involved in many of the industry’s different coating needs, there will be a number of attractive companies that have developed their own “sub-niche” and attractive customer base that the Company may be able to exploit using future money-raising efforts for acquisitions.

Internal Organic Growth. Because of the fragmented make-up of the high performance coatings industry, management plans on continuing to expand sales revenues by marketing enhanced and superior coatings. Whereas the after-market retail customer has always been, and will continue to be, a major contributor to nCoat successful business activities, the advancement of coating technology, combined with increasing environmental and pollution control concerns has created strong markets in the original equipment manufacturer (“OEM”) domain. The Company intends to continue to develop sales and marketing efforts on both the after-market and OEM sides of the business.

Distributed Model Development. The Company, through HPC and nCoat operating experience, recognizes that there are opportunities to expand the business to include establishing application efforts on site for large OEM customers. The “distributed” business model as envisioned by the Company allows for the establishment of on-site coatings application as part of the assembly-line process within the manufacturing and/or assembly process of a large customer. Savings on handling, shipping, inventory, logistics management and other similar expenses demonstrate the viability of this approach in a rapidly growing market. This business model is rare in the industry, and can be additive to the Company’s revenues without large capital outlays.

Licensing Intellectual Property. The Company intends to enter into protective field of use licensing with those manufacturers that may be tier-one suppliers of large OEM companies or who deploy a distributed production model described above. However, unlike the distributed model where application expertise and management control are inherent elements of the model, the Company the field of use license agreements supply proprietary coatings to third parties already applying coating at their plants.

Strengthen nCoat’s research and development efforts. The Company intends to continue to strengthen and exploit research and development capacities and provide additional novel and unique high performance products and a wide spectrum of value-added engineering services to further build the Company’s brand in international markets.

nCoat Customers

HPC customers range from a single automotive racing enthusiast building a race car, classic car or street rod on weekends, to regional tier one suppliers, to aftermarket parts manufacturers to Fortune 100 multi-national corporations with world-wide manufacturing facilities. Geographically, HPC is broadly diversified throughout the United States and has developed several international customers. The chart below shows United States cities where HPC has at least one (but typically multiple) customers:

Sales and Marketing Efforts

HPC sales efforts are focused on the auto-aftermarket industry. nTech’s sales efforts focus on the OEM industry and Distributed Production opportunities. OEM sales prospects may be candidates for production at an HPC plant or for on-site distributive production.

Marketing efforts support all sales groups. Marketing activities include trade shows, print advertising, internet advertising, website, racing sponsorships, public relations, collateral materials, and many others. The Company’s marketing department is also responsible for corporate, division and product branding.

  nCoat Research and Development

nTech is engaged in an active and extensive research and develop program focused both on continual improvement of existing coatings and development of new coatings products and binders, including nano-formulated coatings. Research is conducted and testing performed at proprietary labs, outside third party labs and customer facilities.

nCoat Intellectual Property

nTech holds more than 30 proprietary coatings trade secrets, patent pendings and patents with the majority held as proprietary trade secret intellectual properties. In addition, nTech has applied for five new patents on nano-formulated coatings, the application processes and equipment used to formulate and apply those coatings. nTech is also under exploration for patents on additional nano-formulations, equipment and/or processes. nTech holds additional engineering trade secrets on processes, procedures and equipment used to formulate and apply non-nano coatings.

All key employees have signed confidentiality and non-competition agreements with the Company. In addition, all employees are obligated to protect nCoat’s confidential information. Where appropriate for nCoat business strategy, management will continue to take steps to protect intellectual property rights.

nTech coatings are mixed in-house at facilities secured separately from application production facilities. Formulations are kept in multiple secure facilities off-site. nTech personnel working with coatings formulations sign stringent non-disclosure, non-circumvention and assignment agreements with nTech. nTech does not conduct customer tours of mixing facilities. A limited number of nTech employees under non-disclosure and assignment agreements have access to and full knowledge of proprietary formulations.

nCoat Facilities

As of the date of this report, nCoat and nTech employs people in both North Carolina and Utah. HPC has employees at production facilities in North Carolina, Oklahoma, Arizona, and Utah .

Change in Fiscal Year

Historically the Company has had a fiscal year ending August 31. nCoat Auto has maintained a fiscal year ending December 31. From the date of the Closing, the Company will adopt the calendar year end of December 31 and will prepare and file financial reports and other reports based on the fiscal year end. The attached audited financial statements of the original nCoat, Inc. (nCoat Auto) reflect the historical operations of the nCoat Auto as of the calendar year ending December 31, 2006.

Risk Factors

You should carefully consider the risks described below, which constitute material risks facing the Company. Each of the risks described in this section could adversely affect nCoat’s operating results, financial positions and liquidity. While the factors listed here are considered to be the more significant factors, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles which may affect nCoat’s business. If any of the following risks actually occur, the Company could be harmed. You should also refer to the other information about the Company contained in this report, including the original nCoat, Inc. (nCoat Auto) financial statements and related notes

RISKS RELATED TO NCOAT BUSINESS

nCoat, nCoat Auto and HPC have a limited operating history.   nCoat is a company with limited operating history and experience. The original nCoat, Inc. (nCoat Auto) was also limited in its operating history prior to the merger. It had acquired HPC, a company with a 23-year operating history with all but the last seven years in performance automotive markets. While HPC’s operating history in its historical primary market is very strong, commercial success in the new OEM markets is limited and therefore both the Company and HPC have a limited number of current customers in the new target markets. Further, both the Company and HPC have experienced the need to refocus manufacturing to handle increased volume of OEM orders, which has required significant corporate cash resources and required significant management talent to accomplish. This change led to reduced cash reserves for operations and management disruption to the core after-market business. To meet its business plan, the Company will need to keep focused on business prospects, develop structured management and personnel responsibilities, and develop expansion plans for product development, production and services that can remain ahead of the prospective growth.

Through December 31, 2006, the original nCoat, Inc. (nCoat Auto) incurred losses totaling $8,385,754 and had negative shareholders’ equity at December 31, 2006 of $3,109,749. The attached nCoat, Inc. (nCoat Auto) audited financial statements and related notes should be reviewed in detail.

nCoat will require substantial working capital to implement its business plan. Projected success and growth are dependent on sufficient working capital to fund operations and product development. Management has engaged investment bankers to assist in raising capital and believes the capital being sought will be sufficient to properly fund operations along with expansion of sales and production operations and the development and growth of Company’s products. However, there can be no assurance that such funds will be sufficient or that such operational activities will be successful within the anticipated timeframe. In such case, the Company could be required to seek additional investment on terms available in the marketplace, which could materially increase corporate indebtedness and subject the company to high interest rates and/or dilute shareholders’ ownership positions. Furthermore, the failure to obtain additional working capital, if needed, could prevent the Company from achieving its business objectives.

nCoat will depend on strategic partnerships with well-established corporations for business growth and development .  Success of the Company may depend on developing long-term strategic partnerships with well-established corporations, many of which may seek competitive bids for services offered. Such corporations may not have an interest in promoting competing technologies. Moreover, if an agreement is entered into with a strategic partner, such partner may not aggressively market and sell the Company’s products. Management believes it can ensure an active marketing effort for Company products by providing dynamic technical sales, leveraging sales through field of use licensing, establishing on-site production facilities to reduce freight charges and capture additional margin, and leverage the good will of nCoat, nTech and HPC. However, there is no assurance that management will be able to successfully negotiate these terms. If nCoat cannot establish strong strategic partnerships, the Company’s business may ultimately prove less successful.

nCoat management has limited experience and contacts in some main markets pursued by the Company.HPC’s former president grew HPC in an entrepreneurial environment for 23 years and established exceptional credibility, technical expertise and industry recognition for his work. With recent developments of prospective new and significant perpetual accounts, growth of the business has reached beyond the president’s experience. He sold HPC to the original nCoat, Inc. (nCoat Auto) and has remained involved as an outside advisor through a long-term consulting contract. However, his active daily role in management has been terminated and no assurance can be made that the sale of the company and his diminished presence in the Company will not have a negative impact in the racing industry marketplace.
nCoat products and technologies are subject to technological change and obsolescence.  The Company’s products are subject to competitive technological advances and new competitive product introductions. Current competitors or new market entrants could introduce products with features that render products sold by the Company less marketable or obsolete. The Company's future success will depend, to a certain extent, on the ability to adapt to technological change and to address market needs. There can be no assurance that the Company will be able to keep pace with technological change or the demands of the marketplace.

nCoat relies heavily on Company management. The ability of the Company to execute its business plan relies to a considerable extent on the efforts of Paul Clayson and Terry Holmes. In the event that the services of Mr. Clayson and Mr. Holmes become unavailable, it could prevent nCoat from achieving its business objectives.

Many competitors of nCoat may have greater capitalization or be better positioned in the markets nCoat serves.   The markets for the products of the Company are characterized by intense competition. The Company will seek to compete by careful execution of the management plan. Nevertheless, there is direct competition with other companies which may possess greater capitalization, market presence and sales and distribution channels. There can be no assurance the Company will be able to successfully compete in its chosen markets.

Certain nCoat technologies are in the early stages of development. Some of the Company’s technologies are in an early stage of development. Some of the technologies have not been extensively market or laboratory tested. In order to fully validate the commercial feasibility of the technologies, additional product development and extensive testing must be done. All technologies experience some problems in development and testing. Any problems experienced by the Company technologies while in product development could negatively impact the Company’s performance and ability to achieve its business objectives.

nCoat may experience difficulty integrating future acquisitions. The Company expects to acquire other coatings companies. The management of the Company will undertake extensive due diligence of all future acquisition prospects to understand all aspects of the acquisition target, including its history, management, markets, operations, sales and finance, of the domestic and international business of acquisition targets. While much can and will be discovered, no assurances can be made that management will receive full disclosure of all aspects of an acquisition target’s business and operations. Company’s management expects to negotiate various security measures in every acquisition such as a holdback of a portion of any purchase money for a negotiated number of months which may be used to offset losses if damages occur resulting from undisclosed information. However, any such security measures may not cover all damages if material losses occur from the impact of undisclosed information.

nCoat processes and equipment are subject to the risk of unexpected failures.  nCoat’s manufacturing processes are extremely specialized and depend on critical pieces of equipment, such as air compressors, ovens, application machinery, conveyor systems, overhead cranes and other machinery and may have to be repaired or replaced. On occasion, equipment may be out of service as a result of unanticipated failures which may result in material plant shutdowns or periods of reduced production with significant expense and time delay. Interruptions in production capabilities will inevitably increase production costs and reduce nCoat sales and earnings. In addition to equipment failures, the Company’s facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions, natural disasters or adverse weather conditions. Furthermore, any interruption in production capability may require the Company to make large capital expenditures to remedy the situation, which could have a negative effect on the Company’s profitability and cash flows. Although the Company has business interruption insurance, management cannot provide any assurance that the insurance will cover all losses that could occur as a result of the equipment failures. In addition, longer-term business disruption could result in a loss of customers. If this were to occur, future sales levels, and therefore profitability, could be adversely affected.

nCoat is subject to unexpected fluctuations in world-wide pricing and availability of source materials.   Supplies of source materials used in the formulations of the Company’s coatings and those of potential future acquisitions are subject to world-wide availability. Availability of such materials may become scarce and or subject to government regulations prohibiting manufacturing, mining or development, thus causing shortages or lack of availability of key ingredients to the coatings formulations. In addition, these source materials are subject to potential pricing increases which could have a material adverse effect on the Company’s ability to sell the coatings products or maintain existing commercial accounts. While the Company believes that current supplies and pricing of source materials are at adequate levels to allow the Company to meet plans, both conditions could lead to significant decreases in sales and existing Company revenues.

nCoat may be subject to increasing environmental regulations . The Company may be subject to various national and local environmental laws and regulations concerning issues such as air emissions, wastewater discharges, and solid waste management and disposal. These laws and regulations can restrict or limit Company operations and expose the Company to liability and penalties for non-compliance. While the Company management believes that facilities are in material compliance with all applicable environmental laws and regulations, the risks of substantial unanticipated costs and liabilities related to compliance with these laws and regulations are an inherent part of the business. Future conditions may develop, arise or be discovered that create new environmental compliance or remediation liabilities and costs. While the Company believes it can comply with existing environmental legislation and regulatory requirements and that the costs of compliance have been included within budgeted cost estimates, compliance may prove to be more limiting and costly than anticipated.
There is no guarantee that nCoat will be able to protect its intellectual property.    As part of its business strategy, the Company intends to accelerate investment in new technologies in an effort to strengthen and differentiate the product portfolio and make Company manufacturing processes more efficient. As a result, Company management believes that the protection of proprietary intellectual property will become increasingly important to the business. Currently, nCoat has patent applications pending. The Company expects to rely on a combination of patents, trade secrets, trademarks and copyrights to provide protection in this regard, but this protection might be inadequate. For example, pending or future patent applications might not be approved or, if allowed, the patents might not be of sufficient strength or scope. Conversely, third parties might assert that technologies infringe their proprietary rights. In either case, litigation could result in substantial costs and diversion of nCoat resources, and whether or not the Company is ultimately successful, the litigation could hurt the business and financial condition of the Company.

nCoat may be subject to numerous risks as the Company expands its business. The Company plans to grow both through internal organic growth as well as by planned acquisitions. The Company will expand several new production lines which are expected to be put into operation over the next twelve months. Such planned business growth may place a significant strain on Company personnel, management, financial systems and other resources. The Company’s business growth also presents numerous risks and challenges, including:

•	The ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;
•	The costs associated with such growth, which are difficult to quantify, but could be significant; and
•	Rapid technological change.

To accommodate this growth and compete effectively, the Company may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage existing and additional employees. Funding may not be available in a sufficient amount or on favorable terms, if at all. If the Company is not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, its operating results could suffer.

nCoat may incur significant costs to comply with the “controls and procedures” requirements of the securities laws.   As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or “SOX 404”, the Securities and Exchange Commission or “SEC” adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. nCoat Auto was not subject to these requirements until the Closing. Anticipating the possible Agreement, both the Company and nCoat Auto have evaluated internal control systems in order to allow management to report thereon, and independent auditors to attest to, the Company’s internal controls as required by these requirements of SOX 404. Under current law, the Company will be subject to these requirements beginning with the management report for the annual report for the fiscal year ending December 2007 and auditor attestation for the Company’s 2008 annual report. Management can provide no assurance that the Company will be able to comply with all of the requirements imposed thereby. There can be no assurance that the Company will receive a positive attestation from the independent auditors. In the event nCoat identifies significant deficiencies or material weaknesses in its internal controls that cannot remediated in a timely manner or management is unable to receive a positive attestation from the independent auditors with respect to the Company’s internal controls, investors and others may lose confidence in the reliability of the Company’s financial statements.

nCoat may not be able to pay dividends for the foreseeable future. The payment of any dividends to shareholders is dependent on the Company’s ability to create profits from operations. If the Company fails to create a profitable operation, there may be no dividends paid.

nCoat is dependent on the services of key personnel. The loss of any key personnel could have a material adverse impact on nCoat business. The Company’s future success depends, to a significant extent, on its ability to attract, train and retain technical and professional personnel. Recruiting and retaining capable personnel, particularly those with expertise in the industry, are vital to success. There is substantial competition for qualified technical personnel, and there can be no assurance that the Company will be able to attract or retain such personnel. If it is unable to attract and retain qualified employees, the business may be materially and adversely affected.

nCoat market price likely will be volatile and beyond the Company’s control.     As the Company is a new company in the public market, the market price for Company’s shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	announcements of technological or competitive developments;

•	regulatory developments in target markets affecting the Company, customers or competitors;

•	announcements regarding patent litigation or the issuance of patents to the Company or its competitors;

•	announcements of studies and reports relating to the conversion efficiencies of anticipated products of the Company or those of its competitors;

•	actual or anticipated fluctuations in nCoat quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of other high performance coating industry companies;

•	addition or departure of the Company’s executive officers and key personnel;

•	release or expiry of resale restrictions on other outstanding common shares; and

•	sales or perceived sales of additional shares to raise working capital.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of the Company’s shares.

nCoat ownership is highly concentrated in a few individuals.   There is a large portion of the Company’s stock owned by few individuals. As seen in the section Security Ownership of Certain Beneficial Owners and Management, 49.7% of the Company’s outstanding voting securities are beneficially owned by a few shareholders. As a result, they possess significant influence and can elect a majority of the Company’s board of directors and to authorize or prevent proposed significant corporate transactions. This concentrated ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. In addition, the Company anticipates additional financing efforts in order to complete it business strategy. Some or all of such financing may be acquired by a single person or a relatively small group of persons that would have the effect of further concentrating the ownership.

Trading in nCoat common stock is limited.   The Company’s common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of Company shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of its common stock could depress the trading price of its common stock and could have a long-term adverse impact on the Company’s ability to raise capital in the future.

nCoat may be subject to penny stock regulations and restrictions.   The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The Company’s common stock may become subject to Rule 15g-9 under the Exchange Act of 1934, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell the Company’s securities and may affect the ability of purchasers to sell any of the Company’s securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that the Company’s common stock will qualify for exemption from the Penny Stock Rule. In any event, even if the Company’s common stock were exempt from the Penny Stock Rule, the Company would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934, or “Exchange Act”, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is currently not aware of any such legal proceedings or claims against it or its subsidiaries that it believes will have a material adverse affect on business development, financial condition or operating results.

Security Ownership of Certain Beneficial Owners and Management

Ownership of nCoat and Tyerstone prior to the merger and stock ownership immediately following the merger was disclosed in an 8K filling on February 9, 2007.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2007 by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire beneficial ownership of within 60 days of May 1, 2007 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 88,040,000 shares of our common stock were issued and outstanding as of May 1, 2007.

Unless provided for otherwise, the address for each of the beneficial owners named below is the Company’s business address 7237 Pace Dr. PO Box 38 Whitsett, NC 2737-9118

Name of Benificial Owner	Shares	Percent of Class

5% Stock Holders
Mark Willes Family Trust (1)	16,058,600	18.2%
3561 North 100 East
Suite 300
Provo, UT 84604

Directors and Named Executive Officers

Paul Clayson (1)	13,451,880	15.3%
Terry Holmes (1)	13,451,880	15.3%
Bert Wonnacott (1) (2)	350,000	0.4%
James Dodd	-	-
Steve Williams (1) (2)	450,000	0.5%
Dr. Thomas F. Buckley	-	-
Mr. Geoffrey D. Lewis	-	-
All directors and executive officers		-
as a group. ( 7 persons)	27,703,760	31.5%

(1)   These shares are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After these shares have been held for one year, the Directors and Officers of the Company could sell 1% of the outstanding stock in the Company every three months. Therefore, this stock can be sold after the expiration of one year in compliance with the provisions of Rule 144. There are “stock transfer” instructions placed against these certificates and a legend has been imprinted on the stock certificates themselves.

(2)   There are employees of the original nCoat, Inc. (nCoat Auto) that had received shares of that company with included vesting restrictions and forfeiture as it related to their respective continued employment. As a portion of those restrictions the individual employee granted a power of attorney to Mr. Clayson, Mr. Holmes, Mr. Willes and one other original nCoat Auto shareholder to vote the restricted shares until the various restrictions lift.
Directors and Executive Officers

Paul S. Clayson	50	CEO and Chairman of the Board of Directors Served since February 2007. Served as a Director since October 2006.
Terry R. Holmes	60	President, COO and Director Served since October 2006.
Bert Wonnacott	56	Vice President, Chief Legal Officer Served since March 2007
James C. Dodd	64	Vice President, Chief Financial Officer Served since March 1, 2007
Steven K. Williams	53	Vice President, Chief Information Officer Served since October 2006.
Dr. Thomas Buckley		Director
Geoffrey D. Lewis	49	Director

Paul S. Clayson
Mr. Clayson has been a business owner, global strategic planning expert, financial and investment strategist and political advisor for the past 25 years. He currently serves as President and Chief Operating Officer and equity partner an award-winning diversified nanotechnology company. Previously, Mr. Clayson managed congressional campaigns and served as Chief of Staff to two U.S. Congressmen and as a lead advance agent to two U.S. Presidents. Mr. Clayson served as senior management and operations officer for three prominent institutional investment advisory and research firms in Portland, Oregon, growing assets under management from $400 million to over $2 billion in under four years. He also served as senior officer for a publicly traded software technology company where he developed global marketing, business, product development and finance strategies and grew the company from a no-revenue R&D company to a globally commercialized firm with customers worldwide and development contracts with many of the world’s dominant computer, semiconductor, telecom and consumer electronics companies. Mr. Clayson has served as the Chairman of the Economic Development Committee for the campaign of Governor Jon Huntsman of Utah and was appointed by the Governor to serve as the Chairman of the Utah Nanotechnology Initiative.

Terry R. Holmes
Mr. Holmes has 35 years of high level business experience as a serial entrepreneur successfully starting numerous profitable technology enterprises, primarily in the telephony, software development and interactive voice response (IVR) industries. Mr. Holmes has incubated numerous software applications and commercialized many into companies, which have significant collective current sales. Mr. Holmes founded the first ASP voice mail bureau in the United Stated of America and developed a total of 3 voice mail bureaus, then sold his interest to develop systems for the IVR industry. Mr. Holmes has founded and been CEO and Chairman of several telephony software companies, including; a telephony interconnect company, a telecom consulting company, an MLM ASP software development and licensing company and a health benefit eligibility and enrollment ASP software development and licensing company. Currently, he serves as CEO and Chairman of the Board of an ASP telephony and web services company, and as CEO and Chairman of an award-winning nano-technology research, development and technology licensing company, which he founded in 2001. Mr. Holms currently serves as the Vice Chairman of the Utah Nanotechnology Imitative and as a member of the Utah Digital Health Commission.

Mr. Bert Wonnacott
Mr. Wonnacott earned an MBA and JD degree in a combined program from the University of Utah following an undergraduate degree in business management and accounting from the same institution. For more than thirty years, he has worked in corporate law, business management and strategic advisory of multiple individuals and business entities. He has been a small business owner and officer in several ventures. Mr. Wonnacott has previously worked in corporate and private law practice focusing on business start-ups, venture capital portfolio management, capital funding, mergers, acquisitions and international taxation. He worked for a venture capital firm in charge of portfolio selection, due diligence, documentation, federal compliance and investment management. He also formed an investment advisory company focusing on specialized global currency trading and investing. He has volunteered his professional services for several 501(c)(3) charitable organizations.

Mr. James Dodd
Following 20 years of public accounting experience, including nine years as a partner with a leading international CPA firm, Mr. Dodd has 20 years experience as a senior corporate officer and Chief Financial Officer ranging in scope from a large multinational concern to a new product startup company. His experience in finance, accounting, administration, analysis and planning, mergers and acquisitions and business development have included two public companies with domestic and international operations. Mr. Dodd has served as the CFO of companies engaged in manufacturing and distribution in the food, defense, automotive, investment research and publishing and recreation sectors. Mr. Dodd has a degree in business from Montana State University and is a CPA.

Mr. Steven K. Williams
Mr. Williams has been a senior management officer for two award-winning nanotechnology coatings companies working in the transportation, mining, highway construction, reclamation, and environmental remediation industries and with federal and state government agencies. His 30 year career has focused on marketing and commercializing new products and services, operations, project and marketing management, business development, finance and investments, and strategy development for penetrating markets. Mr. Williams has previously been a business owner, business development consultant, and an investment advisor with a Wall Street firm serving high net worth investors. He was part of the management team that built a small regional business into a national entity that extended to international markets and he served as a director in a sizeable spin-off from a parent company that captured new markets in the United States. Mr. Williams received a degree in Economics from Brigham Young University.

Dr. Thomas F. Buckley
For over 27 years, Dr. Buckley has enjoyed career success as a research and development chemist, staff scientist, and global chemical product compliance specialist providing market support for existing and emerging lubricant and fuel additive technologies, novel minerals applications and alternative fuel sources for both large and small corporations and affiliated university research departments. Dr. Buckley has specific expertise in synthetic organic chemistry, related commercial process and product development, the protection of Intellectual Property Rights, and associated global new chemical regulatory affairs. Dr. Buckley received both his Bachelor of Science degree in Chemistry and his Master of Science degree in Organic Chemistry from the University of New Hampshire (Durham) in the early 70s, beginning his professional career as a medicinal chemist. He later completed his Doctor of Philosophy degree in Synthetic Organic Chemistry from the University of California (Berkeley). He is the inventor of record for over 45 U.S. and International patents, has published in several research, business trade, and technical journals over his career including numerous technical conference venues to date, and has served as Chairperson of numerous lubricant additive trade associations sector groups having impact upon the uniform interpretation, reconciliation, and implementation of regional chemical regulations in a global chemicals economy. Dr. Buckley currently serves on the staff of a Fortune 50 company providing counsel and product management strategies to assure coordinated and timely technical outcomes consistent with regulatory compliance obligations and internal corporate policy. To this end, among other duties, he serves as lead new substance notification negotiator in most discussions with the major global Competent Authorities. Currently, he also serves as a lead lubricant industry group contributor to the ongoing debate to develop reasoned and scientifically sound draft directives and regulations, thus minimizing any potentially adverse impacts upon the chemical industry at large. Dr. Buckley resides in California with his wife, children, and numerous grandchildren, most still living close by. He enjoys a number of hobbies and special interests ranging from amateur astronomy to free lance R&D consulting, technology transfers, and market surveillance exercise in support of novel applications for existing and emerging technologies. Not least, both he and his wife enjoy both the challenges and satisfactions that come with home schooling their youngest son for the past three years of his high school curriculum.

Mr. Geoffrey D. Lewis
Geoff Lewis, 49, is Senior Vice President/Chief Legal Officer of RE/MAX International, Inc. since 2004. RE/MAX© is the leading global brand in residential real estate with over 6,000 franchises and 120,000 sales associates in 63 countries. Mr. Lewis has responsibility for the legal, administration and vendor management departments. He has authored nationally circulated papers on his industry and has spoken at industry conventions and testified as an expert before Congress. From 1995 to 2004, Mr. Lewis was Vice President, Corporate Development and General Counsel for NACCO Materials Handling Group, Inc. (“NMHG”), a $2 billion dollar company engaged in the worldwide design, manufacture and marketing of Hyster© and Yale© brand forklift trucks. As head of Corporate Development, Mr. Lewis structured acquisitions, joint ventures and financings in the United States, Europe, Mexico, China, Japan, South America and Australia. While at NMHG, Mr. Lewis oversaw the legal aspects of the public issuance and trading of securities on the NYSE. From 1991 to 1995, Mr. Lewis was Vice President and General Counsel of American Health Properties, Inc., a New York Stock Exchange-listed REIT. In that capacity, he dealt extensively with acquisitions, financings, securities regulations, and public and private securities offerings. From 1985 to 1991, Mr. Lewis practiced in mergers and acquisitions and corporate finance while with the international law firm of Jones Day. Lewis received his Bachelor of Arts (BA) degree from Brigham Young University in 1980, a Juris Doctorate (JD) in 1983 from the University of Virginia and a Master of Business Administration (MBA) from the University of Colorado in 1994. He holds dual-citizenship in the United States and Great Britain.

Cash Compensation

Summary Compensation Table

						Changes in
						pension Value
						and non
						qualified	non Equity
						deferred	incentive
				Stock	Option	compensation	plan
Name	Year	Salary	Bonus	Awards	Awards	Earnings	Compensation	All Other	Total

Paul Clayson	2006	$ 26,209.04	-	-	-	-	-	143,000.00	169,209.04

Terry Holmes	2006	$ 26,209.04	-	-	-	-	-	156,000.00	182,209.04

Bert Wonnacott	2006	$ 26,209.04	-	-	-	-	-	55,000.00	81,209.04

Steve Williams	2006	$ 26,209.04	-	-	-	-	-	57,000.00	83,209.04

Other compensation in the above table represents consulting fees under a prior arrangement for services. These individuals became full- time employees of the Company effective December 31, 2006 and no longer receive consulting fees.

There are no stock options outstanding as at December 31, 2006 and no options have been granted in 2006, but it is contemplated in the future the Company may issue stock options in the future to officers, directors, advisers and future employees.

Summary

Equity Compensation

Under the Agreement, the Company has assumed nCoat Auto employee stock, with the same respective restrictions including the restrictions inherent with Rule 144, as well as those shares restricted by the individual vesting periods for each employee.

Director Compensation

The Company currently does not pay compensation to the Company’s directors. However the Company is currently evaluating possible compensation arrangements for its outside directors.

Dividends

The Company has neither declared nor paid any cash dividends on capital stock and does not anticipate paying cash dividends in the foreseeable future. The Company’s current policy is to retain any earnings in order to finance the expansion of the Company’s operations. The Company’s board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions the board deems relevant and in accordance with applicable corporate law.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

See pages 25-48

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	nCoat, Inc.

	By:	/s/ Paul S Clayson
Paul S Clayson
Chief Executive Officer

Management’s Discussion and Analysis:

Explanatory Note: Financial Statements ending December 31, 2006 together with the following management discussion and analysis relates to the original nCoat, Inc., the privately held company that changed its name to nCoat Automotive Group, Inc. (nCoat Auto) as part of its entry into a share exchange agreement with Tylerstone Ventures Corporation (“Tylerstone”) in February 2007. Any references in the financial statements or in this section that refer to “the Company” refer to nCoat Auto, not to the later merged Tylerstone/nCoat, Inc..

LIQUIDITY AND CAPITAL RESOURCES

There is limited historical financial information about the Company upon which to base an evaluation of its performance. The Company has been in existence since September 2004 and incorporated in early 2005. In September of 2005, The Company purchased High Performance Coatings, Inc. (HPC), an operational coatings company which is responsible for the majority of the nCoat-consolidated revenues. The Company also created in 2006 an intellectual property and development group, nTech, Inc. (nTech) that, at December 31, 2006, had generated minimal revenue reported in the consolidated financials.

The Company’s continued existence and plans for future growth depend on its ability to obtain the capital necessary, either through the issuance of additional debt or equity instruments, to operate until the profitability occurs through the generation of revenue. The Company will need to raise this capital to fund both the normal operating costs and expansion efforts. If the Company is not able to generate sufficient revenues and cash flows or obtain the necessary funding, it will be unable to continue as a going concern. As disclosed in the May 17, 2007 report of the independent auditors related to the Company’s financial statements for the fiscal year ended December 31, 2006, its recurring losses and negative cash flows from operations raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s working capital deficiency as at December 31, 2006 is $7,0749,960 with accumulated losses from the date of inception of $8,385,734. The Company entered into a share exchange agreement with Tylerstone in February 2007; has engaged an investment banking firm to assist in raising new capital; has increased operating activities focused on the marketing of the Company’s products and has been negotiating sales agreements all to enable the Company to generate sufficient cash flow for the Company to continue as a going concern. If the Company does not receive sufficient funds to settle amounts owed to creditors and pay future expenses, there is the possibility that the Company would be unable to continue.

At December 31, 2006, the Company had assets of $6,227,569, and liabilities of $9,337,318. Amounts owed to related parties have no specific terms of repayment and bear no interest. Prior to the merger with Tylerstone, the Company (nCoat Auto) entered into a funding arrangement with Tylerstone for debenture-based financing to support the Company’s requirements. At December 31, 2006, the Company used $1,750,000 of these funds. Terms of the debentures call for interest at one-half percent over Wall Street Journal prime

Off-Balance Sheet Arrangements

The Company’s off-balance sheet arrangements include operating leases for production facilities and office space.

nCoat Operational Management Discussion and Analysis

Company Operating Results for 2006

Management’s Discussion and Analysis of Financial Condition and Results of Operations Performance in 2006 compared with 2005

Performance Overview

The original nCoat, Inc. (nCoat Auto) acquired all of the capital stock of HPC and began operating the HPC business in September 2005. Therefore, throughout this discussion of the Company’s (nCoat Auto’s) financial performance, the bulk of which comes from the operations of HPC, the comparison will be made between a three-month reporting period ending in 2005 and a twelve-month period ending in 2006. The comparison between the single last quarter of 2005 and all of 2006 will, in some cases such as sales revenue, skew percentage increases one period over the other.

Sales increased 502% to $5.6 million in 2006 compared to $1.1 million 2005. As part of the 2006 revenue, the Company created and supplied custom formulated nano-coatings that led to 2006 sales of approximately US $1 million directly from its nano-formulated product mix.

Cost of sales as a percentage of sales increased to 95.7% compared to 85.4% in 2005. The Company opened its new production facility in North Carolina and moved its headquarters from Utah to North Carolina in the fall of 2006. Production began in the new facility in October 2006. The increased cost of sales as a percentage sales can be attributed to the higher cost associated with the usual and customary costs related to the start-up of a new facility.

Selling, general and administrative expense decreased as a percentage of sales to 66.6% compared to 76.8% in 2005, sales and marketing expense as a percentage of sales remained constant at 18% and research and development expense as a percentage of sales remained constant at 17.0%.

The Company’s loss from operations from 2006 was $5.4 million compared to a 3 month operating loss of $1.1 million in 2005.

Interest expense for 2006 was $2,1 million compared to $.7 million for the three months of 2005. Interest in 2006 includes amortization of note discount in the amount of $1,2 million compared to $.4 million in 2005.

Net loss and loss per share - assuming dilution for 2006 were $6.7 million and $.21, respectively, compared to $1.3 million and $.05, respectively, for 2005.

Financial Statements, One-Time Charges and Capital Expenditures

The Company had a high level of one-time expense and capital expenditures in 2006. In preparation for achieving rapid growth through acquisitions and internal growth of existing operating entities, nCoat the Company added facilities, personnel, systems and processes to support business growth and acquisition activities. Capital expenditures and one-time expenses were taken in the following areas:
1.	Facilities
a.
HPC added a new 55,000 square foot production facility in North Carolina with high volume, high through-put production equipment. Initial production began with one operating line. With future additions, The facility can accommodate five full simultaneously operating production lines.

b.
The Company transferred production of most high volume “H Series” and “S Series” OEM accounts from the HPC Utah facility to the North Carolina facility. This strategy moved production closer to customer manufacturing and assembly facilities, allows expansion of production lines to meet customer specifications, and focused production on new nano-coatings formulations and eliminated archaic production systems centralized in the Utah facility. This also significantly reduced increasing expedited and normal delivery transportation costs to OEM customers.

c.
After transfer of production from Utah to North Carolina, HPC re-tooled the Utah facility to meeting production requirements for high volume “E-Series” production for new customers in the diesel engine trucking industry. This strategy eliminated the need for use of higher wage temporary employees in the Utah facility to meet production requirements.

d.	HPC added additional equipment and facilities to the Oklahoma production facility to support higher volume motorcycle and recreational vehicle parts production.
e.	The Company moved corporate headquarters for nCoat, nTech and HPC to 11,000 square feet of office space attached to the new North Carolina production facility.
2.	Headquarters Relocation
The Company determined in 2006 that establishing corporate headquarters in North Carolina from Utah for nCoat, nTech and HPC was necessary for the rapid growth of all companies and the to better serve key enterprise customer demands. Several key employees were relocated to North Carolina and new offices were established at the North Carolina production facilities. Key one-time 2006 operating and capital expenses included:
a.	Utah facility rent write-down
b.	Employee relocation
c.	Equipment relocation
d.	New office equipment and furniture
e.	Lease improvements
3.	Personnel
The Company hired personnel in 2006 to ramp production, acquisition preparation, transition and integration and prepare for introduction of public trading. Personnel were added in the following general categories:
a.	General and administration
b.	Sales and marketing
c.	IS/IT
d.	Production management operations
e.	Strategic finance, mergers and acquisitions and acquisition integration
In addition, a one-time charge was established for a paid time-off capital pool for employees’ absentee days.
4.	Public Company
One-time expenses were realized in connection with preparation for merging with a publicly traded entity. Expenses included:
a.	Legal
b.	Accounting and audit
c.	Shell identification
d.	Selection and retention of investment banking and capital finance firms
e.	Shell acquisition
f.	Public filings
5.	Information Technology and Systems
In preparation for rapid expansion and tracking of high volume production, large increase in number of customers, prospect and vendor contacts, integrated accounting, and logistics management, the Company increased computer technology and enterprise software integration throughout all operating entities. One-time 2006 expenses included:
a.	Acquisition of new enterprise software
b.	Integration and training of new software program
c.	Abandoned software write-down

d.	New computer hardware
e.	Software engineering for code integration
f.	Consulting services
6.	Consulting
The Company utilized consulting from a few entities as one-time expenses to advise the company on transition and integration of HPC and other operating functions. Expenses to retain the founder of HPC to advise as to market, production, technology and operating issues were realized in 2006.
7.	R&D
The Company and its operating entities realized in 2006 one-time research and development expenses nearly double the expected future R&D burden. Over 20% of 2006 revenue was spent to complete initial formulations of nano-formulated coatings, complete testing and commercialize the coatings with multiple customers. One-time R&D expenses included:
a.	Corrosion resistant nano-coating formulation and testing
b.	Heat resistant nano-coating formulation and testing
c.	Nano-coatings application preparation, production, curing and shipping processes
d.	Development, specification and engineering of equipment for application of nano-coatings
Among assets developed from this extensive R&D activity are:
a.   High volume production equipment nano-coating application
b.   Process manuals for mixing, blending, preparation, application, curing and shipping of nano-coated parts
c.   Five filed patents
d.   Six additional patents under exploration
e.   Multiple trade secret technologies
8.	Non-recurring Marketing and Sales Costs
Certain marketing and sales set-up costs were realized in 2006 to establish systems and process to capture and track data and develop collateral materials and web presence for business development. Key expenses included:
a.	CRM software and database development
b.	Computer hardware to support field sales and graphics production
c.	Collateral materials development for aftermarket and OEM sales
d.	Development and launch of sales friendly website for HPC

In addition, certain marketing expenditures were paid on advice of former HPC ownership that proved ineffective or where the ROI was below expected level for efficient marketing procedures. These expenses will not be repeated beyond 2006. Discontinued marketing expenses include:
a.	Broad magazine advertising
b.	Trade shows focused solely on branding
c.	National race sponsorships
9.	Financing
The Company realized one-time expenses in 2006 for financing the purchase of HPC. Amortization expenses and note extension fees were included in financing expenses.

CONTROLS AND PROCEDURES

(a)	Evaluation of Disclosure Controls and Procedures

Based on their evaluation, the Company’s principal executive officer, and its principal financial officer, have concluded that the Company’s controls and procedures (as defined in the Securities Exchange Act of 1934 Rule 13a, 14(c) and 15d 14(c) as of the date of the filing of this report on Form 8-K (the “Evaluation Date”), were adequate and effective to ensure that material information relating to it would be made known to it by others, particularly during the period in which this quarterly report on Form 8-K was being prepared.

(b)    Changes in Internal Controls

There were no changes in the Company’s internal controls or in other factors that could materially affect the Company’s disclosure controls and procedures subsequent to the Evaluation Date, nor any material deficiencies or weaknesses in such disclosure controls and procedures requiring corrective actions.

nCoat, Inc. and Subsidiaries

HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128 Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
nCoat, Inc.

We have audited the accompanying consolidated balance sheets of nCoat, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of nCoat, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, used cash in its operating activities and, at December 31, 2006, had an accumulated deficit of $8,385,734. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 17, 2007

nCoat, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

December 31,	2006	2005

ASSETS

Current Assets
Cash	$63,437	$862,182
Trade receivables, net	964,281	444,419
Inventory	88,965	114,139
Deferred loan costs	-	433,499
Other current assets	7,852	11,351
Deferred income tax assets	222,501	194,471
Total Current Assets	1,347,036	2,060,061
Property and Equipment, net	1,649,491	522,089
Intangible Assets, net	3,231,042	3,805,552
Total Assets	$6,227,569	$6,387,702

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$1,383,629	$315,570
Checks drawn in excess of cash in bank	-	96,000
Accrued liabilities	1,102,458	-
Current portion of notes payable	5,305,021	2,345,819
Accrued consulting obligation	500,000	500,000
Current portion of obligations under capital leases	130,895	8,937
Total Current Liabilities	8,422,003	3,266,326
Long-Term Liabilities
Notes payable, net of current portion	220,909	66,080
Obligations under capital leases, net of current portion	471,905	-
Deferred income taxes	222,501	946,090
Total Long-Term Liabilities	915,315	1,012,170
Stockholders' Equity (Deficit)
Common stock - $0.0001 par value; 500,000,000 shares authorized; 33,660,000 shares and 27,993,332 shares outstanding, respectively	3,366	2,799
Additional paid-in capital	5,272,619	3,773,186
Accumulated deficit	(8,385,734)	(1,666,779)
Total Stockholders' Equity (Deficit)	(3,109,749)	2,109,206
Total Liabilities and Stockholders' Equity (Deficit)	$6,227,569	$6,387,702

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2006	2005

Net Sales	$5,572,621	$1,106,253
Cost of goods sold	5,331,181	944,871
Gross Profit	241,440	161,382
Operating Expenses
General and administrative	3,653,002	850,385
Sales and marketing	1,004,341	199,126
Research and development	951,501	188,887
Total Operating Expenses	5,608,844	1,238,398
Loss from Operations	(5,367,404)	(1,077,016)
Interest expense	(2,080,502)	(695,970)
Other income (expense)	(22,668)	14,614
Loss Before Income Taxes	(7,470,574)	(1,758,372)
Income Tax Benefit	751,619	500,262
Net Loss	$(6,718,955)	$(1,258,110)

Basic and Diluted Loss per Share	$(0.21)	$(0.05)
Basic and Diluted Weighted-Average Shares Outstanding	31,284,657	22,902,064

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2005 and 2006

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - December 31, 2004	22,000,000	$2,200	$(2,200)	$(408,669)	$(408,669)
Shares issued for services, $0.45 per share	440,000	44	197,956	-	198,000
Shares issued for cash, $0.45 per share	5,553,332	555	2,499,445	-	2,500,000
Issuance of warrants for cash	-	-	1,077,985	-	1,077,985
Net loss	-	-	-	(1,258,110)	(1,258,110)
Balance - December 31, 2005	27,993,332	2,799	3,773,186	(1,666,779)	2,109,206
Shares issued for cash, $0.26 per share	5,666,668	567	1,499,433	-	1,500,000
Net Loss	-	-	-	(6,718,955)	(6,718,955)
Balance - December 31, 2006	33,660,000	$3,366	$5,272,619	$(8,385,734)	$(3,109,749)

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,	2006	2005

Cash Flows From Operating Activities
Net loss	$(6,718,955)	$(1,258,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	245,283	31,949
Amortization of intangible assets	574,510	185,892
Amortization of discount on notes payable and deferred loan costs	1,235,379	420,606
Loss on abandoned assets, net	22,668	-
Deferred income tax benefit	(751,619)	(479,160)
Stock issued for services	-	198,000
Changes in assets and liabilities, net of effects from purchase of
High Performance Coatings, Inc.:
Accounts receivable	(519,862)	246,463
Inventory	25,174	(32,705)
Other current assets	3,499	52,841
Accounts payable	1,068,059	46,477
Accrued liabilities	1,102,458	(21,696)
Net Cash Used in Operating Activities	(3,713,406)	(609,443)
Cash Flows From Investing Activities
Purchase of High Performance Coatings, Inc., net of cash acquired	-	(2,955,790)
Purchase of property and equipment	(211,734)	(170,816)
Net Cash Used in Investing Activities	(211,734)	(3,126,606)
Cash Flows From Financing Activities
Proceeds from issuance of common stock	1,500,000	2,500,000
Proceeds from issuance of warrants	-	1,077,985
Proceeds from issuance of debentures	1,750,000	-
Proceeds from issuance of notes payable	67,550	1,922,015
Payment of deferred loan costs	-	(578,000)
Principal payments on notes payable	(18,602)	(9,437)
Payments of payable to shareholders	-	(408,669)
Principal payments under capital lease obligation	(76,553)	(1,663)
Proceeds from repayment of checks drawn in excess of cash in bank	(96,000)	96,000
Net Cash Provided by Financing Activities	3,126,395	4,598,231
Net Increase (Decrease) in Cash	(798,745)	862,182
Cash At Beginning of Period	862,182	-
Cash At End of Period	$63,437	$862,182

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$830,339	$275,364

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Supplemental Schedule of Noncash Investing and Financing Activities

In connection with the acquisition of High Performance Coatings, Inc. during 2005, liabilities were assumed as follows:

Fair value of assets acquired	$5,244,784
Cash paid for common stock	(3,000,000)
Liabilities Assumed	$8,244,784

During the years ended December 31, 2006 and 2005, the Company incurred capital lease obligations of $671,019 and $10,600, respectively, for lease of equipment.

During the year ended December 31, 2006 the Company incurred additional notes payable of $513,203 for leasehold improvements.

The accompanying notes are an integral part of these consolidated financial statements.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Nature of Operations - nCoat, Inc. and its subsidiaries specialize in nanotechnology research, licensing, and the commercialization, distribution and application of nano as well as traditional surface coatings. The Company’s specialized coatings are used by the automotive, diesel engine, trucking, recreational vehicle, motorcycle, aerospace and oil and gas industries for heat management, corrosion resistance, friction reduction, bond strength and appearance. Operations are conducted at four production facilities located in Bluffdale, Utah, Chandler, Arizona, Oklahoma City, Oklahoma and Whitsett, North Carolina. In addition, the Company has limited franchise agreements in France, New Zealand and Australia under which the Company has sold a minor amount of its coatings to the franchisees. The Company has received no franchise fees from the franchisees.

Organization and Basis of Presentation - nCoat, Inc. (“nCoat”) operated as an unincorporated association from September 25, 2004 until January 2005 when it was incorporated in Delaware. nCoat was a development stage enterprise until it completed the acquisition of High Performance Coatings, Inc. in September 30, 2005. In May 2006, nCoat formed nTech, Inc. as a wholly owned subsidiary. On February 1, 2007, its shareholders changed the name of nCoat, Inc. to nCoat Automotive Group, Inc. (which continues to be referred to herein as “nCoat”).

On February 14, 2007, nCoat consummated a Share Exchange Agreement with Tylerstone Ventures Corporation (Tylerstone) whereby Tylerstone acquired all of the outstanding common stock of nCoat in exchange for the issuance of 50,840,000 shares of Tylerstone common stock. The nCoat shareholders received a majority of the voting equity interests of Tylerstone and nCoat was therefore considered to have acquired Tylerstone for financial reporting purposes. Immediately prior to the share exchange, nCoat had 11,554,545 shares of common stock outstanding. The share exchange was recognized as the recapitalization of nCoat into Tylerstone at historical cost in a manner similar to a 4.4-for-1 forward stock split. On February 2, 2007, the Tylerstone shareholders amended the articles of incorporation of Tylerstone to change its name to nCoat, Inc. to conform to the name of the operating company (which continues to be referred to herein as “Tylerstone”), and to increase the authorized common stock to 500,000,000 shares, $0.0001 par value.

The accompanying consolidated financial statements include the operations, accounts and transactions of nCoat Automotive Group, Inc. and its wholly owned subsidiaries High Performance Coatings, Inc. and nTech, Inc. from the dates of their acquisition or formation, and those consolidated financial statements have been restated on a retroactive basis to reflect the amended equity structure of Tylerstone and to reflect the shares issued to the nCoat shareholders under the Share Exchange Agreement. All intercompany transactions and balances have been eliminated in consolidation. The accounts and transactions of Tylerstone have not otherwise been included in the accompanying historical consolidated financial statements at December 31, 2006. nCoat Automotive Group, Inc. and its subsidiaries are referred to herein as the “Company” or “nCoat.”

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Business Condition - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company suffered losses of $6,718,955 and $1,258,110 and used $3,713,406 and $609,443 of cash in operating activities during the years ended December 31, 2006 and December 31, 2005, respectively. At December 31, 2006 and December 31, 2005, the Company had a working capital deficiency of $7,105,840 and $1,206,265, respectively, and at December 31, 2006, the Company had a capital deficiency of $3,109,749. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations.

Management believes that actions presently being taken will provide the opportunity to continue as a going concern. These actions include engaging an investment banking firm to assist in raising capital, focused marketing of the Company’s products, and negotiating sales agreements with plans that these agreements will enable the Company to generate sufficient cash flow for the Company to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Allowance for Doubtful Accounts - An allowance for uncollectible accounts receivable is established by charges to operations for amounts required to maintain an adequate allowance, in management’s judgment, to cover anticipated losses from customer accounts and sales returns. Such accounts are charged to the allowance when collection appears doubtful. Any subsequent recoveries are credited to the allowance account. The allowance for doubtful accounts at December 31, 2006 and 2005 was $96,518 and $13,747, respectively.

Inventory - Inventory consists of raw materials, labor and overhead. Inventory is stated at cost using the first-in, first-out method, which does not exceed market.

Property and Equipment - Property and equipment are stated at cost. Additions and major improvements are capitalized while maintenance and repairs are charged to operations. Upon retirement, trade-in, sale or disposition, the cost and the accumulated depreciation of the items sold are eliminated from the accounts, and any gain or loss is recognized in operations. Depreciation is computed using the straight-line method and is recognized over the estimated useful lives of the property and equipment, which are three to ten years.

Revenue Recognition - Revenue from sales is recognized when goods are shipped and title to inventory and risk of loss passes to the customer or when services have been rendered. Once goods or services have been delivered to and accepted by the customer, no right of return exists, except for warrant services, which has not been material.

Advertising - Advertising costs are expensed at the time the advertising takes place. Advertising expense totaled $145,295 and $7,509 for the years ended December 31, 2006 and December 31, 2005, respectively.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations.

Fair Value of Financial Instruments - The face amounts of notes payable and obligations under capital leases approximate fair value. Fair value was determined based upon the amounts recently negotiated with third parties and based upon the short-term maturities of these financial instruments.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recovery is measured by a comparison of the carrying amount of an asset or asset group to estimated future undiscounted net cash flows of the related asset or group of assets over their remaining lives. If the carrying amount of an asset exceeds the future undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset. Fair value is normally determined based on the discounted net cash flows of the asset or asset group. As a result of the impairment analysis, no impairment of long-lived assets was recognized during the years ended December 31, 2006 or December 31, 2005.

Research and Development - Research and development costs are expensed when incurred.

Basic and Diluted Loss Per Share - Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding plus the potential common shares of common stock outstanding during each period except during periods when those potential common shares are anti-dilutive. During the years ended December 31, 2006 and the year ended December 31, 2005, there were 3,740,000 warrants to purchase common stock that were excluded from the calculation of diluted loss per share.

Recently Enacted Accounting Standards - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 157 in 2008. The Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No.108 (SAB 108). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after November 15, 2006. Accordingly, the Company adopted SAB 108 during the fourth quarter of 2006. The Company did not have a material impact on its consolidated financial statements from the adoption of SAB 108.

In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. This interpretation is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Accordingly, the Company will adopt FIN 48 in first quarter of 2007. The Company is currently evaluating the impact of FIN 48 on the consolidated financial statements.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Inventory Costs - On January 1, 2006, the Company adopted SFAS No. 151, Inventory Costs. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires the allocation of variable and fixed production costs to inventory. The Company generally followed the requirements of SFAS No. 151 prior to its required adoption date. The adoption of this standard did not have any appreciable impact on the Company’s results of operations or financial position.

Share-Based Payment - On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, which is a revision to SFAS No. 123. SFAS No. 123R requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. The adoption of SFAS No. 123R had no impact on the Company’s financial statements because the Company has not issued stock or granted options to employees through December 31, 2006.

Exchange of Nonmonetary Assets - On January 1, 2006, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amended APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS 153 did not have a material impact on the financial position or results of operations of the Company.

Accounting Changes and Error Corrections - On January 1, 2006, the Company adopted SFAS No. 154, Accounting Changes and Error Corrections. This Statement requires retrospective application of changes in accounting principle to prior periods, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS 154 did not have a material impact on the Company’s financial position or results of operations.

Hybrid Financial Instruments - In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 will become effective for the Company's year beginning on January 1, 2007. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

Registration Payment Arrangements - On January 1, 2007, the Company will adopt FASB Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”). Under FSP 00-19-2 and Statement of Financial Accounting Standards No. 5, Accounting for Contingencies (“SFAS 5”), a registration payment arrangement is an arrangement where (a) the Company endeavors to file a registration statement for certain securities with the SEC and have the registration statement declared effective within a certain time period; or (b) the Company will endeavor to keep a registration statement effective for a specified period of time; and (c) transfer of consideration is required if the Company fails to meet those requirements. When the Company issues an instrument with these registration payment requirements, the Company estimates the amount of consideration that is likely to be paid out under the agreement and offsets the amount of the liability against the proceeds of the instrument issued. The estimate is re-evaluated at the end of each reporting period, with any changes recorded as a registration penalty in the statements of operations.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 - ACQUISITION OF HIGH PERFORMANCE COATINGS, INC.

On September 30, 2005, nCoat acquired High Performance Coatings, Inc. (HPC) for a cash payment of $3,000,000, of which $500,000 was placed into an escrow account. Under the terms of the related stock purchase agreement (the Agreement), the former owner of HPC agreed to indemnify the Company for any losses it incurs as a result of any inaccuracy or breach of the representations or covenants made in the Agreement. The funds placed in the escrow account are for payment of claims made against the former owner. One-third of the funds placed in the escrow account not claimed by the Company are to be released to the former owner of HPC annually beginning September 30, 2006. In addition, the Company entered into a consulting agreement with the former owner of HPC, as more fully described in Note 6.

The acquisition was accounted for using the purchase method of accounting. The assets acquired and the liabilities assumed were recognized based on their fair values. The fair value of acquired intangible assets was determined by a third-party valuation. The fair value of the net assets acquired exceeded the purchase price. That excess was allocated as a pro rata reduction to the fair values of the intangible assets acquired. Goodwill was not recognized from the acquisition.

The following table summarizes the allocated values of the assets acquired and liabilities assumed at September 30, 2005:

Cash	$44,210
Trade accounts receivable	690,882
Inventory	81,434
Other current assets	64,192
Deferred tax assets	259,209
Total current assets	1,139,927
Property and equipment	372,622
Intangible assets	3,991,444
Total assets acquired	5,503,993
Accounts payable	269,155
Accrued liabilities	21,634
Accrued consulting obligation	500,000
Notes payable, current portion	152,474
Total current liabilities	943,263
Long-term notes payable	70,742
Deferred income tax	1,489,988
Total liabilities assumed	2,503,993
Net Assets Acquired	$3,000,000

The estimated lives of acquired intangible assets and related future amortization are discussed more fully in Note 4.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

December 31,	2006	2005
Machinery and equipment	$966,715	$340,593
Computer and office equipment	247,791	104,182
Furniture and fixtures	39,007	29,725
Vehicles	27,701	27,701
Leasehold improvements	640,975	51,837
Total Property and Equipment	1,922,189	554,038
Less: Accumulated depreciation	272,698	31,949
Net Property and Equipment	$1,649,491	$522,089

Depreciation expense was $245,283 and $31,949, respectively, for years ended December 31, 2006 and December 31, 2005.

NOTE 4 - INTANGIBLE ASSETS

In connection with the acquisition of High Performance Coating, Inc. on September 30, 2005, the Company identified the following intangible assets, allocated the following values to these assets and determined the following to be their weighted-average useful lives. The following tables also present the carrying value of the intangible assets at December 31, 2006 and December 31, 2005:

	Original	Gross		Net
	Weighted-Average	Carrying	Accumulated	Carrying
At December 31, 2006	Useful Life	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand name and trademark		$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$210,292	551,711
Certifications and licenses	10.0 years	508,002	101,600	406,402
Customer base	9.0 years	798,289	271,615	526,674
Technology	10.0 years	471,716	58,965	412,751
Trade secrets and formulas	10.0 years	943,432	117,930	825,502
Total Assets Subject to Amortization	6.9 years	3,483,442	760,402	2,723,040
Total Intangible Assets		$3,991,444	$760,402	$3,231,042

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

	Original	Gross		Net
	Weighted-Average	Carrying	Accumulated	Carrying
At December 31, 2005	Useful Life	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand name and trademark		$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$42,058	719,945
Certifications and licenses	10.0 years	508,002	50,800	457,202
Customer base	9.0 years	798,289	57,654	740,635
Technology	10.0 years	471,716	11,793	459,923
Trade secrets and formulas	10.0 years	943,432	23,587	919,845
Total Assets Subject to Amortization	6.9 years	3,483,442	185,892	3,297,550
Total Intangible Assets		$3,991,444	$185,892	$3,805,552

Amortization expense relating to intangible assets was $574,510 and $185,892, respectively, for the years ended December 31, 2006 and 2005. Estimated amortization expense for each of the five succeeding years ending December 31, are: 2007 - $512,700; 2008 - $468,745; 2009 - $410,274; 2010 - $306,404 and 2011 - $246,066.

The High Performance Coating, Inc. and the “HPC” brand name and trademark are not subject to amortization. The intangible assets were reviewed for impairment at December 31, 2006 by comparing the carrying amount to future undiscounted cash flows the assets are expected to generate. For the years ended December 31, 2006 and 2005 the Company did not recognize any impairment of its intangible assets.

NOTE 5 - NOTES PAYABLE

Revolving Credit Loan Agreements - The Company has a $200,000 revolving credit loan agreement with a bank. The related promissory note bears interest on the outstanding balance at the bank’s prime rate plus 1% at December 31, 2006 (9.25%) and at 1.675% at December 31, 2005 (8.175%). The revolving credit agreement matures on February 7, 2007. The balance due under the note payable was $195,720 and $128,170, respectively, at December 31, 2006 and December 31, 2005. The note payable is secured by assets of the Company.

The Company also has a $3,500,000 revolving credit line with Tylerstone Ventures Corporation (Tylerstone). The related promissory note bears interest at 0.5% over prime, 8.75% at December 31, 2006, and matures on February 28, 2007. At December 31, 2006 the outstanding balance was $1,750,000.

Effective April 27, 2006 the Company entered into a $500,000 revolving line of credit agreement with companies controlled by officers and directors of the Company. The related promissory note bears interest on the outstanding balance at 8% and matured on December 31, 2006. The note payable is secured by assets of the Company. The maximum outstanding at any time during the year was $200,000, which had been paid in full prior to December 31, 2006.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

Loans Payable - As part of a facility lease agreement, the Company financed leasehold improvements through the lessee. Loans of $230,000 and $283,203 were incurred and under the terms of the agreement the loans bear interest at 1% over prime, 9.25% at December 31, 2006. The Company is required to make equal monthly payments, plus interest, that will amortize the loan over the term of the lease. A balloon payment of $264,792 is due on May 1, 2007. At December 31, 2006 the balance of the notes were $230,000 and $283,203, respectively.

Note and Warrant Financing Agreement - On September 28, 2005, nCoat, Inc. received $3,000,000 of proceeds from the issuance of a promissory note payable to a Family Trust along with warrants to purchase 3,740,000 shares of common stock for $170. Interest on the note accrues at 18% per annum and is payable in quarterly payments of $135,000 through September 30, 2006 when principal and unpaid accrued interest were due. Effective September 30, 2006, the parties agreed to extend the maturity date of the note and the payment of any accrued interest until June 30, 2007. The Company agreed to pay the Family Trust a fee of $200,000, due at the note’s maturity. The fee was recognized as interest expense on the date of the extension and is included in accrued liabilities at December 31, 2006. The note is secured by 7,333,333 shares of common stock of nCoat, Inc. held by companies owned by officers and directors of nCoat, Inc.

The warrants were exercisable on the earlier of September 28, 2008, the date the Company closes an initial public offering of its common stock, or ten days preceding the date of a reorganization, merger or sale of substantially all of the assets of the Company. The warrants were exercisable until December 31, 2010. The warrants were exercisable on a cashless basis by relinquishing a sufficient number of common shares at their market value on the exercise date to pay the exercise price. The holder of the warrants does not have registration rights or other rights that would have caused the warrants to be classified as a derivative liability. The warrants were exercised by the Family Trust immediately prior to the February 14, 2007 reorganization of nCoat into Tylerstone.

The fair value of the warrants on the date issued of $1,682,585 was determined using the Black-Scholes option pricing model with the following assumptions: grant-date fair value of the underlying common stock of $0.45 per share, risk-free interest rate of 4.0%, expected future volatility of 33.5%, dividend yield of 0%, and estimated life of five years. The proceeds were allocated between the note payable and the warrants based on their relative fair values and resulted in allocating $1,922,015 to the note and $1,077,985 to the warrants. Amortization of the resulting $1,077,985 discount to the note payable was recognized as interest expense over the original term of the note. The discount resulted in a 70.9% effective interest rate on the note payable.

Notes payable at December 31, 2006 and 2005 are summarized as follows:

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

December 31,	2006	2005
$200,000 Revolving credit loan payable to a bank; bearing interest at bank's prime rate plus 1.0% (9.25% at December 31, 2006); due February 7, 2007	$195,720	$128,170
$3,000,000 note payable; stated interest rate of 18%; due June 30, 2007, net of $0 and $801,880 unamortized discount	3,000,000	2,198,120
$230,000 note payable, bearing interest at prime plus 1.0% (9.25% at December 2006); due March 201131,	230,000	-
$283,203 note payable; bearing interest at prime plus 1.0% (9.25% at December 2006); due May 1, 200731,	283,203	-
$3,500,000 Revolving line of credit with Tylerstone Ventures Corporation; bearing interest at prime plus 0.5% (8.75% at December 31, 2006); due February 28, 2007	1,750,000	-
Notes payable to a bank; secured by equipment; bearing interest at 6.75% to 7.75%; payments due through 2010	67,007	85,609
Total Notes Payable	5,525,930	2,411,899
Less: Current portion	5,305,021	2,345,819
Long-Term Notes Payable	$220,909	$66,080

Annual maturities of notes payable at December 31, 2006 are as follows:

Years Ending December 31:
2007	$5,305,021
2008	69,194
2009	72,815
2010	57,873
2011	21,027

NOTE 6 - ACCRUED CONSULTING OBLIGATION

On September 29, 2005, the Company and HPC entered into a consulting agreement with the former owner of HPC. Under the terms of the consulting agreement, the Company is obligated to pay the consultant a base consulting fee of $10,000 per month for four years, and extended in one year terms unless notice is given by one of the parties 60 days before the end of the term of the agreement or any renewal period. The Company is obligated to pay the consultant an annual performance bonus in the amount of 2.5% of the annual increase in the Company’s gross profit from existing customers at September 29, 2005. Based on the agreement, no bonus was due for the years ended December 31, 2005 or 2006.

In addition, the Company is contingently obligated to pay the consultant $500,000 within 60 days of the earlier of date the Company completes a reverse acquisition of a public shell company or the Company reaches annual revenue of $10,000,000. At the consultant’s option, the contingent payment is payable either in cash or in the Company’s common stock at the market price of the Company’s common stock on the date it begins to trade in a public market. In accordance with SFAS 141, Business Combinations, the contingent obligation to the consultant was recognized as an additional element of cost of HPC and as a liability on the date of the acquisition. On February 14, 2007, nCoat entered into a reverse acquisition of Tylerstone; therefore, payment of the $500,000 is due on April 15, 2007.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 7 - COMMON STOCK

The Company issued 22,000,000 shares of common stock to its founders on July 28, 2005. The consolidated financial statements have been adjusted to present the issuance of these shares of common stock as though they were issued on September 25, 2004, which was the date the unincorporated business began operations. No consideration was received in exchange for the issuance of these shares.

On November 9, 2005, the Company issued 5,553,332 shares of common stock for cash totaling $2,500,000, or $0.45 per share. The Company also issued 440,000 shares for services on September 30, 2005. The value of the services was determined based on the price shares were issued for cash during November 2005, or $0.45 per share, totaling $198,000. On June 2, 2006, the Company issued 5,666,668 shares of common stock for cash totaling $1,500,000, or $0.26 per share.

NOTE 8 - OPERATING AND CAPITAL LEASES

The Company leases operating and manufacturing facilities under the terms of operating leases which expire on June 30, 2008 and March 30, 2011. Other operating and manufacturing facilities are leased on a month to month basis. Future annual minimum lease payments required under the terms of operating leases that have non-cancelable lease terms in excess of one month are as follows:

Year Ending December 31:
2007	$265,791
2008	248,738
2009	248,738
2010	248,738
2011	62,184
Total	$1,074,189

The Company leases equipment under the terms of capital leases. The following is a schedule by years of the future minimum lease payments due under capital leases together with the present value of the net minimum lease payments:
Year Ending December 31:
2007	$204,856
2008	204,856
2009	194,746
2010	130,246
Thereafter	41,873
Total minimum lease payments	776,577
Less: Amount representing interest	173,777
Present value of net minimum lease payments	602,800
Less: Current portion of obligations under capital leases	130,895
Long-Term Obligations under Capital Leases	$471,905

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 9 - BENEFIT PLANS

The Company maintains a 401(k) plan for the benefit of its employees. Under the terms of the plan, employees may make contributions to the plan as allowed by law. The Company is not required, and has not, made contributions to the plan during the years ended December 31, 2006 and December 31, 2005. The Company has paid administrative fees related to the plan of $2,340 and $2,200 respectively for the years ended December 31, 2006 and December 31, 2005.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company leases office space, telephone and computer equipment and purchases long distance telephone service from a company owned by an officer and director of the Company. In 2006, this company was reimbursed for funds advanced related to the formation of the Company and the acquisitions of HPC. Payments were $103,013 and $258,232, including expense reimbursements, respectively, for years ended December 31, 2006 and December 31, 2005.

As discussed in Note 5, during the year the Company entered into a Revolving Line of Credit agreement with three companies controlled by officers and directors of the Company. Total interest paid under this agreement was $1,661. This line of credit expired on December 31, 2006.

Certain officers and key employees of the Company received consulting fees in lieu of, or in addition to, their annual salary. Payments for the years ended December 31, 2006 and December 31, 2005 totaled $639,700 and $456,550, respectively. Effective December 2006, this consulting group became full time employees of the Company.

NOTE 11 - INCOME TAXES

The Company provides deferred tax assets and liabilities for the expected future tax benefit or expense of temporary reporting differences and carry forwards that are recognized in different periods for tax and financial reporting. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be presently determined. The components of the benefit from income taxes during the years ended December 31, 2006 and 2005 consist of the following:

For the Years Ended December 31,	2006	2005
Current	$-	$21,102
Deferred	751,619	479,160
Total Benefit from Income Taxes	$751,619	$500,262

A reconciliation of the income tax benefit computed at the federal statutory rate of 34% to the Company’s income tax benefit is as follows:

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

For the Years Ended December 31,	2006	2005

Benefit at Federal statutory rate (34%)	$2,539,995	$597,846
Non-deductible expenses	(20,460)	(583)
Benefit of current loss allocated to the purchase of High Performance Coating, Inc.	-	(152,434)
State income tax benefit, net of federal tax	244,543	58,026
Change in valuation allowance	(2,009,617)	-
Effect of lower effective rates	(2,842)	(2,593)
Total Benefit from Income Taxes	$751,619	$500,262

During the year ended December 31, 2005, $152,434 of the valuation allowance against deferred income tax assets was recognized as a reduction in net deferred tax liabilities associated with the acquisition of High Performance Coatings. At December 31, 2006, the Company had approximately $8,047,000 of operating loss carry forwards which expire in 2025 if not used prior to that date. The temporary differences and carry forwards that gave rise to the deferred tax liabilities and assets at December 31, 2006 and 2005 are as follows:

December 31,	2006	2005
Deferred Tax Liabilities
Depreciation of property and equipment	$9,332	$36,318
Amortization of intangible assets	1,205,179	1,419,471
Total Deferred Tax Liabilities	1,214,511	1,455,789
Deferred Tax Assets
Allowance for doubtful accounts	36,001	7,971
Accrued consulting obligation	186,500	186,500
Operating loss carryforwards	3,001,627	509,699
Total Deferred Tax Assets	3,224,128	704,170
Valuation Allowance	(2,009,617)	-
Net Deferred Tax Liability	$-	$751,619

NOTE 12 - SUBSEQUENT EVENTS

As more fully explained in Note 1, nCoat consummated a Share Exchange Agreement with Tylerstone on February 14, 2007 that was recognized as a reverse acquisition of Tylerstone for financial reporting purposes. From October 2006 through December 31, 2006, nCoat had borrowed $1,750,000 from Tylerstone under the terms of a revolving line of credit agreement, as discussed in Note 5. From December 31, 2006 through February 14, 2007, nCoat borrowed an additional $500,000 from Tylerstone under the terms of the revolving credit agreement. Tylerstone had 37,200,000 shares of common stock outstanding on February 14, 2007. Tylerstone’s only significant asset at February 14, 2007 was the $2,250,000 of notes receivable from nCoat which was offset by $2,250,000 of convertible debentures payable to a third party. The reverse acquisition of Tylerstone by nCoat was recognized by nCoat as the conversion of the $2,250,000 of notes payable to Tylerstone into the convertible debentures and the constructive issuance of the 37,200,000 shares of common stock of Tylerstone that remained outstanding for no consideration.

nCoat, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

During the last half of the month of February 2007, the Company borrowed an additional $700,000 from the debenture holder under the terms of convertible debentures. Including the convertible debentures assumed from Tylerstone, the Company is obligated under $2,950,000 of convertible debentures that bear interest at prime plus 0.5% (8.75% at February 14, 2007) and mature from October 23, 2007 to February 27, 2008. For $1,950,000 of the debentures, principal and accrued interest are convertible, from the date of issuance, into common stock at $0.50 per share. For $1,000,000 of the debentures, principal and accrued interest are convertible, from the date of issuance, into units of common stock and warrants at $0.50 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at $1.00 per share for a period of two years from the date exercised.

Management has determined the fair value of the common stock based on a third-party valuation of the Company’s common stock, an assessment of estimated future cash flows and the market value and discounted market value of the Company’s common stock for a short period of time after February 14, 2007. Based upon management’s assessment of the fair value of the Company’s common stock of $0.129 per share on the dates the convertible debentures were assumed or issued, the debenture holder did not receive a beneficial conversion option. This conclusion is based on the fair values of the warrants and the common stock into which the debentures are convertible of $5,535 and $761,100, respectively, totaling less than the $2,950,000 of proceeds received from the convertible debentures. The fair value of the warrants was computed using the Black-Scholes option pricing model with the following weighted-average assumptions: 4.9% risk-free interest rate, 2.0 year life, 0% dividend yield and 70% volatility.

In connection with the issuance of the debentures, the Company granted registration rights to the debenture holder, which require the Company to file a registration statement by April 15, 2007 registering the resale of the shares issuable upon conversion of the debentures and to use reasonable, commercial, best efforts to have the registration statement declared effective within 90 days thereafter. However, the registration rights do not subject the Company to penalties in the event the filing or effectiveness of the registration statement is not accomplished by the required dates. Accordingly, no registration payment liability has been recognized in connection with the assumption or issuance of the debentures.

On February 2, 2007, the Company issued 6,344,090 shares of common stock and 5,965,000 shares of nonvested common stock to employees as compensation. The nonvested shares vest over periods ranging from one to four years. If an employee terminates employment with the Company prior to the shares vesting, the nonvested portion of the shares will be forfeited and returned to the Company. The nonvested shares are being held in an escrow by a third party. Compensation related to the 6,344,090 vested common shares issued was $818,388, or $0.129 per share. Based on management’s current estimate of forfeitures, 5,392,304 nonvested shares are expected to vest and have been valued at $695,607, or $0.129 per share, based on management’s assessment of the fair value of the Company’s common stock on February 2, 2007. Actual compensation expense will be based on the number of shares that actually vest. That expense is expected to be recognized over the four-year period the shares will vest, which is expected to be over a weighted-average period 2.2 years.

On February 2, 2007, Company issued 1,130,910 shares of common stock to the shareholder that was issued 5,666,668 shares of common stock for $1,500,000 in June 2006. The additional shares were issued to increase the number of shares issued for the original cash consideration and has been recorded during February 2007 for no additional consideration. On February 14, 2007, the Company issued 3,740,000 shares of common stock upon the exercise of warrants for $170. On March 23, 2007, the Company issued 880,400 shares of common stock to an investment banker for its services in facilitating a convertible debt offering.